Exhibit 10.20

THE SYMBOL '***' IS USED THROUGHOUT THIS EXHIBIT TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AS CONFIDENTIAL

EXECUTIVE EMPLOYMENT AGREEMENT

This Agreement dated August 8, 2007

BETWEEN:

KENNETH THOMAS BAILEY, of Seattle, WA

("Executive")

AND:

ANGIOTECH PHARMACEUTICALS (US), INC.,

a corporation incorporated under the laws of the State of Washington

("Angiotech US")

BACKGROUND

A.

Angiotech US wishes to continue to employ the Executive in the position of Chief Financial Officer, on and subject to the terms and conditions of this Agreement.

B.

The Executive wishes to continue to be so employed.

C.

The terms and conditions of this Agreement were arrived at after negotiations between the patties.

AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties agree as follows:

1.

EMPLOYMENT

1.1

Angiotech US will employ the Executive, and the Executive will serve Angiotech US, subject to and in accordance with the terms of this Agreement.

1.2

The Executive:

(a)

will be employed in the position of Chief Financial Officer at Angiotech's offices in North Bend, Washington;

(b)

will report solely and directly to Angiotech's Chief Executive Officer; and

(c)

will perform:

(i)

such duties and responsibilities as are customarily performed by a person holding the position of Chief Financial Officer of a company of the size and nature of Angiotech; and

(ii)

such other duties and responsibilities reasonably assigned to the Executive by Angiotech, from time to time, that are not materially inconsistent with, and do not impair, the Executive's ability to discharge the Executive's duties and responsibilities under clause (i).

1.3

Angiotech may ask the Executive to serve as an officer of Angiotech Canada, and/or as a director and/or officer of Angiotech US or one or more of Angiotech US and Angiotech Canada's affiliates or subsidiaries.

1.4

The Executive will be employed by Angiotech on a full-time basis, and agrees that:

(a)

the Executive's hours of work will vary, and will be those hours required to perform the Executive's duties and responsibilities under this Agreement; and

(b)

the remuneration paid to the Executive under this Agreement constitutes remuneration, compensation, and payment in full for all hours worked and all services provided by the Executive in connection with the Executive's employment with Angiotech or otherwise, including any work performed or services provided as a director or officer of Angiotech US, Angiotech Canada, or any of their affiliates or subsidiaries.

1.5

Angiotech may, from time to time, establish or change written policies and procedures concerning its business and the conduct of its employees, including a Code of Ethics for its Chief Financial Officer (a current copy of which is attached as Appendix A), which will, upon publication to the Executive, be binding on the Executive as if incorporated into this Agreement, provided that if there is a conflict between the terms of such policies and procedures (other than the Code of Ethics) and the terms of this Agreement, the terms of this Agreement will prevail and govern.

1.6

This Agreement is effective as of January 1, 2007 ("Effective Date"), and will continue in effect until terminated by either party in accordance with its terms.

1.7

The first day of the Executive's employment continues to be January 15, 2004 for all purposes under this Agreement, which will also continue to be the anniversary date of the Executive's employment for all purposes under this Agreement.

2.

EXCLUSIVE SERVICE

2.1

The Executive will, to the best of the Executive's ability, diligently and faithfully devote substantially all of the Executive's business time, attention, energies, and abilities exclusively to the Business of Angiotech and the performance of the Executive's duties and responsibilities under this Agreement, and will at all times use best efforts to promote the interests of Angiotech.

2.2

During the Executive's employment with Angiotech, the Executive will not, directly or indirectly:

(a)

be employed by or render services of a business, professional, or commercial nature, including services as an owner, shareholder, partner, joint venturer, officer, director, employee, advisor, contractor, consultant, agent, or otherwise, to any other person, firm, entity, or business, whether for remuneration or otherwise, without the prior written authorization of Angiotech's Chief Executive Officer; or

(b)

otherwise engage in any activity that is competitive with the Business of Angiotech, or that negatively affects the performance of the Executive's duties and responsibilities under this Agreement, whether alone, or as an owner, shareholder, partner, joint venturer, officer, director, employee, advisor, contractor, consultant, or agent of any other person, firm, entity, or business.

2.3

For greater certainty, paragraph 2.2(b) does not, subject to Part 12, restrict the Executive from:

(a)

with Angiotech's prior written authorization under paragraph 2.2(a), rendering services to, or serving as an officer or director of, a person, firm, entity, or business that is not a Competitor of Angiotech;

(b)

investing in a firm, entity, or business that is not a Competitor of Angiotech;

(c)

owning a legal or beneficial interest not exceeding 1% in a Competitor of Angiotech; or

(d)

engaging in charitable activities with a social or philanthropic purpose that do not have a material negative effect on the performance of the Executive's duties and responsibilities under this Agreement or on the interests of Angiotech.

3.

BASE SALARY

3.1

Angiotech will pay the Executive an annual base salary of $350,000 per year or such other amount as the Board may determine, from time to time, in accordance with this Agreement ("Base Salary"), payable on Angiotech's normal payroll schedule.

3.2

The Board may, from time to time, in its sole discretion, review the Base Salary and determine if any increase is appropriate having regard to the Executive's performance and contributions, as assessed by the Board in its sole discretion, and any other factor or factors the Board may consider appropriate.

4.

SIGNING BONUS

4.1

Angiotech will pay the Executive a signing bonus of $50,000 ("Signing Bonus"), payable within 15 calendar days of the execution of this Agreement.

5.

BONUS PLAN

5.1

Subject to paragraph 5.3, the Executive will be eligible to participate in Angiotech's bonus plan for executive employees ("Bonus Plan"), which currently provides for bonuses based on a target bonus opportunity of 50% of the Base Salary earned by the Executive during a fiscal year, provided that the Board may determine, in its sole discretion, that the amount of the payment made to the Executive under the Bonus Plan in respect of a fiscal year may be greater or lesser than the target bonus opportunity, or that no payment will be made to the Executive from the Bonus Plan in respect of a fiscal year, having regard to individual and company performance and any other factor or factors the Board may consider appropriate.

5.2

Any one payment to the Executive under the Bonus Plan will not obligate Angiotech to make any other payment to the Executive under the Bonus Plan or otherwise.

5.3

The Board may, from time to time, in its sole discretion and without prior notice to the Executive, change or terminate the Bonus Plan. If there is a conflict between the Bonus Plan and the terms of this Agreement (other than paragraph 5.1), the terms of this Agreement (other than paragraph 5.1) will prevail and govern.

6.

STATUTORY DEDUCTIONS

6.1

The Base Salary, Signing Bonus, any payments under the Bonus Plan or under Part 10, 11 or 15, and any other payment, award, or benefit made or provided to the Executive under this Agreement or otherwise are subject to all required statutory deductions and withholdings, and any other amount required by law to be deducted or withheld from such payment.

7.

INSURANCE, RETIREMENT, AND OTHER EMPLOYEE BENEFITS

7.1

Subject to paragraphs 7.4 and 7.5:

(a)

during the Executive's employment with Angiotech, the Executive will be eligible to participate in the group health, dental, life insurance, and short and long term disability plans made generally available by Angiotech US for its comparably situated executive employees, and any other employee benefit plans that Angiotech US may make generally available from time to time for its comparably situated executive employees, and, in each such instance, subject to and in accordance with the terms of the applicable plan; and

(b)

Angiotech US will pay 100% of the premium costs required under the group health, dental, life insurance, and short and long term disability plans under subparagraph (a).

7.2

Subject to paragraphs 7.4 and 7.5:

(a)

during the Executive's employment with Angiotech, the Executive will be eligible to participate in the 401(k) plan made available by Angiotech US for its comparably situated executive employees, or in any other US tax-qualified retirement plan that Angiotech US may make generally available from time to time for its comparably situated executive employees, and, in each such instance, subject to and in accordance with the terms of the applicable plan; and

(b)

for each completed year of employment under this Agreement, Angiotech US will make contributions to the Executive's 401(k) plan or other US tax-qualified retirement plan under subparagraph (a) equivalent to the lesser of:

(i)

5% of Base Salary; and

(ii)

the maximum amount of such contributions that may be permitted under the plan and applicable law.

7.3

If the Executive is a director or officer of Angiotech US, Angiotech Canada, or any of their affiliates or subsidiaries, Angiotech will maintain a policy of directors' and officers' liability insurance for the Executive while the Executive is so serving.

7.4

The Executive's eligibility for any benefits under any employee benefit plan, including any health, dental, life insurance, or disability plan, or under any retirement plan, including any 401(k) plan or other US tax-qualified retirement plan, or under any liability insurance policy, will be determined solely on the basis of the applicable plan or plans or insurance policy or policies ("Policies"), and Angiotech's sole obligation in relation to such benefits will be:

(a)

to pay such premium costs as may be required under the Policies, excluding any premium costs to be paid by the Executive in respect of any Policies to which paragraph 7.1(b) may not apply; and

(b)

to make contributions to the Executive's 401(k) plan or other US tax-qualified retirement plan under paragraph 7.2(b).

7.5

Angiotech may, in its sole discretion and without prior notice to the Executive, change or terminate any employee benefit or insurance coverage made available to its executive employees generally, including the percentage of premium costs (if any) paid by Angiotech under paragraph 7.1(b), and the amount of Angiotech's contributions (if any) to the Executive's 401(k) plan or other US tax-qualified retirement plan under paragraph 7.2(b).

7.6

Any disputes relating directly to the Executive's right to receive any benefit under the Policies must be directed against the provider of the benefit and not against Angiotech.

7.7

Except as required by applicable law, the Executive's eligibility for any health, dental, life insurance, disability, or other insurance or employee benefits, or to participate in any retirement plan, under this Part 7 will cease on the Last Day of Employment (subject to any applicable conversion privileges), and Angiotech will not be liable for any sickness, injury, illness, disability, or death, or for any claims, damages, losses, costs, or expenses directly or indirectly suffered or incurred thereafter, or as a result thereof.

8.

STOCK OPTIONS AND OTHER EQUITY-BASED INCENTIVE PLANS

8.1

Subject to paragraph 8.2, the Executive:

(a)

will continue to hold any options to purchase common shares of Angiotech Canada held by the Executive as of the Effective Date, subject to the terms of any applicable stock option agreement, plan, or program; and

(b)

may, from time to time, be eligible to receive additional stock option grants, or grants or awards under other equity-based incentive plans or programs of Angiotech Canada, if and to the extent awarded to the Executive under the terms of any applicable stock option agreement, plan, or program, or other equity-based incentive plan or program, which may be approved by the Angiotech Canada Board and the shareholders of Angiotech Canada.

8.2

The Angiotech Canada Board may, in its sole discretion and without prior notice to the Executive, change or terminate any stock option plan or program or any equity-based incentive plan or program referred to in paragraph 8.1, subject to the terms of the applicable plan or program that govern such change or termination, and any applicable laws or regulatory requirements; provided that such change or termination will not, without the Executive's written consent, adversely affect any then outstanding stock options or other grants or awards held by the Executive (unless such change or termination occurs solely as a result of a change in applicable laws or regulatory requirements).

8.3

Subject to paragraph 15.8(f), if Angiotech or the Executive terminates the Executive's employment for any reason, any rights and obligations of the Executive in respect of any then outstanding stock options or other grants or awards held by the Executive will continue to be governed by the provisions of the applicable agreement, plan, or program referred to in paragraph 8.1.

8.4

If there is a conflict between the terms of this Agreement and the terms of any stock option agreement, plan, or program, or other equity-based incentive plan or program, referred to in paragraph 8.1, this Agreement will prevail and govern, unless applicable laws or regulatory requirements do not permit this, in which case the terms of such stock option agreement, plan, or program, or other equity-based incentive plan or program will prevail and govern to the extent required by such laws or regulatory requirements.

9.

VACATION

9.1

The Executive will receive an annual vacation of 23 working days for each fiscal year of employment under this Agreement, prorated for partial years of employment, in accordance with Angiotech's policies regarding vacations in effect from time to time.

9.2

The Executive may take vacation at such times as are mutually convenient to the Executive and Angiotech, but subject to Angiotech's operational requirements.

9.3

Unless otherwise provided in Angiotech's policies regarding vacations,

(a)

if the Executive does not use all of the Executive's vacation entitlement in a given fiscal year, the vacation not taken will be available to be used in a later fiscal year; and

(b)

if the Executive's employment is terminated before the end of a given fiscal year, the Executive will be paid for:

(i)

any unused vacation days for previous fiscal years; and

(ii)

any unused vacation days for the fiscal year in which the Executive's employment is terminated, on a prorated basis.

9.4

Angiotech may, in its sole discretion and without prior notice to the Executive, change Angiotech's policies, plans, or practices regarding vacations for its executive employees generally.

10.

TAX EQUALIZATION

10.1

In this Agreement:

(a)

"Actual Tax Liability" means the total of the Executive's actual US and foreign personal income tax liabilities payable in respect of the Executive's Gross Annual Income, as determined by the Tax Advisors;

(b)

"Gross Annual Income" means the total of:

(i)

the Base Salary,

(ii)

the Signing Bonus (if applicable),

(iii)

any payment under the Bonus Plan, and

(iv)

any Gross-Up Payment under this Part 10,

paid to the Executive in respect of a fiscal year, and, for greater certainty, does not include any other amounts or taxable benefits paid or provided to the Executive under this Agreement or otherwise, unless otherwise agreed to by Angiotech and the Executive;

(c)

"Gross-Up Payment" means an annual payment equal to:

(i)

the difference, if any, between the Actual Tax Liability and the Hypothetical Tax Liability in respect of a fiscal year, plus

(ii)

the total of any additional US and foreign personal income tax liabilities payable in respect of the Gross-Up Payment, as determined by the Tax Advisors;

(d)

"Hypothetical Tax Liability" means the amount of the Executive's hypothetical US personal income tax liability that would have been payable in respect of the Executive's Gross Annual Income, if the Executive had performed all services under this Agreement in the United States during the applicable fiscal year, as determined by the Tax Advisors;

(e)

"Tax Advisors" means the tax advisors engaged by Angiotech, as agreed by Angiotech and the Executive, to determine the amount of the Gross-Up Payment, if any, payable to the Executive under this Part 10.

10.2

Angiotech will pay the Executive the Gross-Up Payment, if any, in the amount determined annually by the Tax Advisors in accordance with this Part 10.

10.3

Any determination made by the Tax Advisors under this Part 10 will be final and binding, and will not be questioned, reviewed, amended, or set aside by an arbitrator or arbitrators under Part 22 or by any Court.

10.4

Angiotech will pay any professional fees, disbursements, and applicable taxes the Tax Advisors may charge for determining of the amount of the Gross-Up Payment, if any, payable to the Executive under this Part 10.

11.

EXPENSES

11.1

Angiotech will, upon the submission by the Executive of appropriate receipts, reimburse the Executive for:

(a)

business expenses incurred by the Executive that Angiotech, in its sole discretion, determines are reasonably necessary for the proper discharge of the Executive's duties and responsibilities, in accordance with Angiotech's policies in effect from time to time;

(b)

professional fees, disbursements, and applicable taxes payable to the Tax Advisors with respect to the preparation and filing of any foreign personal income tax returns on behalf of the Executive if and to the extent any such returns are required as a result of, and relate to, the Executive's receipt of any payment or benefit under this Agreement, and provided that the Executive engages the Tax Advisors for that purpose;

(c)

the following perquisites, for so long as Angiotech may make such perquisites generally available for its comparably situated executive employees, and up to a combined maximum amount of $15,000 for each fiscal year:

(i)

automobile lease;

(ii)

financial or tax planning services (in addition to any amount reimbursed under subparagraph (b)); and

(iii)

health club membership; and

(d)

legal fees, disbursements, and applicable taxes actually and reasonably incurred by the Executive in relation to the negotiation and preparation of this Agreement, up to a combined maximum amount of $20,000.

11.2

Angiotech will, upon the submission by the Executive of appropriate receipts, reimburse the Executive, up to a combined total maximum amount of $250,000, for:

(a)

expenses incurred by the Executive after the Effective Date and before the Last Day of Employment, that Angiotech, in its sole discretion, determines are reasonably necessary for:

(i)

legal fees, real estate fees and commissions, and land transfer taxes in respect of the sale of the Executive's residence in [***]; and

(ii)

the interest portion of any mortgage carrying costs for the Executive's residence in [***]; and

(b)

any personal income tax liabilities payable by the Executive in respect of the amounts paid to the Executive under this paragraph 11.2, as determined by Angiotech in its sole discretion.

12.

RESTRICTIONS ON SOLICITATION AND COMPETITION

12.1

In this Agreement:

(a)

"Business of Angiotech" means the business of Angiotech through the Executive's Last Day of Employment, including, without limitation, the business of researching, developing, manufacturing, and selling medical devices and/or medical implants, including, for example, stents, stent grafts, vascular grafts, vascular wraps, catheters, needles, blades, sutures (including barbed or self- retaining sutures), filters, vascular snares, biopsy devices, guidewires, ophthalmic implants, orthopedic devices and implants, hemostats and hemostatic pads, and tissue sealants, fillers, and glues, as well as drug-loaded and/or polymer-coated versions of these products;

(b)

"Competitor of Angiotech" means any person, persons, entity, firm, association, corporation, or other enterprise engaged in any business or activity, anywhere in the world, that is or is being prepared to be in competition with the Business of Angiotech, including, without limitation, the development, manufacture, or sale of any product or service in competition with a product or service developed, in development, manufactured, or sold by Angiotech through the Executive's Last Day of Employment;

(c)

"Control Person" means a person, entity, or group of persons or entities acting jointly or in concert, that holds a sufficient number of the voting rights attached to all outstanding voting securities of a Competitor of Angiotech to affect materially the control of the Competitor of Angiotech, provided that, if a person, entity, or group of persons or entities, holds more than 20% of the voting rights attached to all outstanding voting securities of the Competitor of Angiotech, the person, entity, or group of persons or entities will be deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the Competitor of Angiotech;

(d)

"Customer of Angiotech" means any customer or client or prospective customer or client of Angiotech to whom the Executive provided services, or for whom the Executive transacted business, or whose identity became known to the Executive in connection with or as a consequence of the Executive's relationship with or employment by Angiotech;

(e)

"Solicitation" means any direct or indirect communication of any kind, regardless of who initiates the communication, that in any way invites, advises, encourages, or asks any person to take or refrain from taking any action.

12.2

Angiotech is engaged in the Business of Angiotech, the Business of Angiotech is worldwide in scope, and the current and potential Competitors of Angiotech and Customers of Angiotech are located throughout the world.

12.3

Subject to paragraph 12.4, while the Executive is employed by Angiotech, and for a period of 12 months after the Last Day of Employment, the Executive will not, whether as an owner, shareholder, partner, joint venturer, officer, director, employee, advisor, contractor, consultant, agent, or otherwise, either on his own or in conjunction with any person, persons, entity, firm, association, corporation, or other business enterprise, or in any other manner whatsoever, directly or indirectly:

(a)

carry on or engage in the Solicitation of any Customer of Angiotech in any manner that may reasonably be expected to interfere with, impair, damage, or otherwise detrimentally affect the Business of Angiotech, including, without limitation, the sale of any product or service provided by Angiotech to that Customer of Angiotech;

(b)

willfully interfere with, impair, or damage any relationship between Angiotech and any Customer of Angiotech;

(c)

carry on or engage in the Solicitation of any employee or consultant of Angiotech (including any person who was an employee or consultant of Angiotech within a period of six months before the date of the Solicitation) to end his or her employment or consulting relationship with Angiotech, or to commence an employment or consulting relationship or any other relationship with any Competitor of Angiotech;

(d)

carry on or engage in any business or activity that is, will be, or is being prepared to be in direct competition with the Business of Angiotech, and that is substantially related to any business, activity, or services:

(i)

that the Executive engaged in or performed, directly or indirectly, for or on behalf of Angiotech through the Executive's Last Day of Employment; or

(ii)

for which the Executive had direct or indirect responsibility or oversight with Angiotech through the Executive's Last Day of Employment;

(e)

manage or supervise personnel of any Competitor of Angiotech engaged in any business or activity described in subparagraph (d)(i) or (ii); or

(f)

subject to paragraphs 12.5 and 12.6, own more than a 1% legal or beneficial interest in any Competitor of Angiotech.

12.4

While the Executive is employed by Angiotech, paragraph 12.3 does not restrict the Executive from engaging in an activity, or owning an interest in an entity, as described in paragraph 2.3(a) to (d).

12.5

If the Executive owns or acquires more than a 1% legal or beneficial interest in any entity, firm, association, corporation, or other enterprise which is not a Competitor of Angiotech but which later becomes a Competitor of Angiotech while the Executive is employed by Angiotech, or, subject to paragraph 12.6, during the 12-month period after the Last Day of Employment:

(a)

the Executive will, within 90 days after the Executive knows, or should have known, that such entity, firm, association, corporation, or other enterprise has become a Competitor of Angiotech (or, if requested by the Executive, such longer time period as Angiotech may agree, such agreement not to be unreasonably withheld), either

(i)

dispose of that interest to the extent necessary to comply with paragraph 12.3(f), or

(ii)

notify Angiotech that the Executive owns more than a 1% legal or beneficial interest in such entity, firm, association, corporation, or other enterprise, and ask that the Angiotech Canada Board decide whether the Executive must comply with paragraph 12.3(f);

(b)

if the Executive asks the Angiotech Canada Board under subparagraph (a)(ii) to decide whether the Executive must comply with paragraph 12.3(f), the Angiotech Canada Board will decide, in its sole discretion, whether the Executive will be required to dispose of the Executive's legal or beneficial interest in the entity, firm, association, corporation, or other enterprise that has become a Competitor of Angiotech, to the extent necessary to comply with paragraph 12.3(f), or to any lesser extent specified by the Angiotech Canada Board, and Angiotech will notify and the Executive of the Angiotech

(c)

if the Angiotech Canada Board decides under subparagraph (b) that the Executive must dispose of any portion of the Executive's legal or beneficial interest in the entity, firm, association, corporation, or other enterprise that has become a Competitor of Angiotech,

(i)

the Executive will, within 90 days of being notified of the Angiotech Canada Board's decision (or, if requested by the Executive, such longer time period as Angiotech may agree, such agreement not to be unreasonably withheld), dispose of that interest to the extent required by the Angiotech Canada Board under subparagraph (b) (provided, however, that if such interest is illiquid or if it is otherwise not reasonably practicable for the Executive to sell or transfer that interest, the Executive will use commercially reasonable efforts to dispose of such interest or to create a legal structure to ensure that such interest is passive); and

(ii)

if the Executive incurs a loss as a result of having to comply with the Angiotech Canada Board's decision under subparagraph (b), Angiotech will provide reasonable compensation to the Executive for that loss, which will not, in any event, exceed the difference, if any, between the acquisition cost of the interest and the proceeds of disposition of the interest (without regard for the tax consequences of the disposition).

12.6

Despite paragraphs 12.3 and 12.5, during the 12-month period after the Last Day of Employment, the Executive may own or acquire more than 1% of the shares of any class of a Competitor of Angiotech that are publicly traded on a stock exchange or trade reporting system, provided that the Executive:

(a)

does not, on his own behalf, or in association with or on behalf of any other person, entity, or group of persons or entities acting jointly or in concert, become a Control Person; and

(b)

otherwise complies with paragraph 12.3(a) to (e).

12.7

If paragraph 12.3, or any portion thereof, is found to be unreasonable or unenforceable to any extent by an arbitrator or arbitrators under Part 22 or by a Court of competent jurisdiction determining its validity or enforceability, whether as to the subject matter or scope of the restriction or restrictions, the geographic area of the restriction or restrictions, or the duration of the restriction or restrictions, then the restriction or restrictions will be changed or reduced to that which is determined to be reasonable or enforceable by the arbitrator(s) or the Court.

13.

WORK PRODUCT

13.1

In this Agreement:

(a)

"Intellectual Property" means all proprietary rights and interests in, to, or associated with Work Product, including, without limitation, all registered and unregistered copyrights, patents, industrial designs, trade-marks, trade names, trade secrets, goodwill, all applications and all rights to file applications for all of the foregoing, and all rights of action for infringement, misappropriation, or other misuse, and any other rights in and to the Work Product;

(b)

"Non-Angiotech Invention" means any concept, method, process, technology, invention, development, or other work which:

(i)

subject to paragraph 13.8, is disclosed in Appendix C; or

(ii)

is determined by the Angiotech Canada Board to be a Non-Angiotech Invention under paragraph 13.7;

(c)

"Work Product" means all work product of every kind, including, without limitation, all inventions, discoveries, concepts, ideas, plans, strategies, technologies, computer programs, software source and object codes, writings, formulas, algorithms, compilations, information, data, devices, designs, prototypes, drawings, diagrams, schematics, products, manuals, techniques, and other works of authorship, and all modifications and improvements to any of the foregoing, whether or not patented, registered, or otherwise protected, that is invented, made, created, authored, generated, compiled, conceived, developed, completed, reduced to practice, or worked on by the Executive, whether alone or with others, whether during or outside the Executive's working hours, and whether before or during the Executive's employment with Angiotech:

(i)

relating to the Business of Angiotech;

(ii)

resulting from work performed by the Executive with the use of Angiotech's equipment, facilities, Confidential Information, materials, or personnel;

(iii)

resulting from any work performed by the Executive for Angiotech;

(iv)

resulting from, based on, or using any of Angiotech's assets, property, products, or research; or

(v)

relating to an opportunity that is identified by or presented to the Executive, or of which the Executive becomes aware, in whole or in part as a consequence of the Executive's employment with Angiotech, or the functions performed by the Executive on behalf of Angiotech;

but excluding any Non-Angiotech Inventions.

13.2

Angiotech is and will be the sole owner of all Work Product and Intellectual Property.

13.3

For greater certainty:

(a)

the Executive irrevocably assigns and transfers to Angiotech all rights, title, and interest in and to all Work Product and Intellectual Property, and all rights of action for infringement or other misuse, including all rights to file applications, and all pending applications, to patent, register, or record the Work Product and Intellectual Property;

(b)

to the extent the Executive holds or acquires legal title to any Work Product or Intellectual Property, the Executive holds it as trustee and agent for Angiotech; and

(c)

on request by Angiotech, the Executive will, during and after the Executive's employment with Angiotech, execute and deliver immediately to Angiotech all instruments that Angiotech considers necessary or helpful to effect, perfect, register, or record its interest in Work Product and Intellectual Property, or to patent, register, or record Work Product and Intellectual Property in Angiotech's name, or to obtain, maintain, or enforce its rights and interest in Work Product and Intellectual Property in connection with any interference, litigation, opposition, or other proceeding to which Work Product or Intellectual Property is relevant, provided that Angiotech reimburses the Executive for all reasonable expenses incurred to fulfill these obligations.

13.4

The Executive irrevocably nominates, appoints, and constitutes Angiotech as the Executive's true and lawful attorney with power to do all things and execute all documents on the Executive's behalf as may be required to give effect to this Part 13, including, without limitation, the actions contemplated in paragraph 13.3. The attorney so appointed may exercise this power as the attorney deems appropriate to give effect to the intent of this Part 13.

13.5

The Executive will, during and after the Executive's employment with Angiotech, assist Angiotech as much as is reasonably necessary to establish, protect, and enforce Work Product and Intellectual Property, provided that Angiotech:

(a)

reimburses the Executive for all reasonable expenses thereby incurred; and

(b)

provides reasonable compensation to the Executive for efforts thereby expended after the end of the Executive's employment with Angiotech.

13.6

The Executive irrevocably waives in favor of Angiotech any and all moral lights that the Executive may have with respect to any Work Product, including, without limitation, the right to attribution of authorship, the right to restrain or claim damages for any distortion, mutilation, modification, or enhancement of any Work Product, and the right to retain, use, or reproduce any Work Product in any context and in connection with any product, service, or business, and Angiotech may use or alter any Work Product, as Angiotech sees fit, in its sole discretion.

13.7

A concept, method, process, technology, invention, development or other work developed by the Executive may be determined to be a Non-Angiotech Invention under paragraph 13 .1 (b)(ii) if:

(a)

subject to paragraph 13.11, the Executive immediately and fully discloses that concept, method, process, technology, invention, development, or other work, in writing, to both Angiotech's General Counsel and its Human Resources Department; and

(b)

the Angiotech Canada Board determines, in its sole discretion, that the concept, method, process, technology, invention, development, or other work is a NonAngiotech Invention, provided that, for greater certainty, the Angiotech Canada Board may determine that a concept, method, process, technology, invention, development, or other work is not a Non-Angiotech Invention if one or more of the following apply to that concept, method, process, technology, invention, development, or other work:

(i)

it was developed by the Executive during the Executive's business time for Angiotech, or using any equipment, facilities, materials, personnel, trade secrets, or Confidential Information of Angiotech;

(ii)

it relates to the Business of Angiotech or to Angiotech's current or anticipated research or development; or

(iii)

it is otherwise derived from any work performed by the Executive for Angiotech. 13.8 If the disclosure of any Non-Angiotech Invention in Appendix C would violate any obligation of confidentiality that the Executive owes to a third party, Appendix C must instead include (to the extent it does not violate that obligation of confidentiality) a brief description of such Non-Angiotech Invention, a list of all third parties to whom the Non-Angiotech Invention belongs, and the reason full disclosure is prohibited.

13.9

If, during the Executive's employment with Angiotech, the Executive incorporates any Non-Angiotech Invention into any product, process, service, equipment, or facilities of Angiotech, the Executive will grant Angiotech a non-exclusive, royalty-free, perpetual, and irrevocable worldwide licence (including the right to sublicense) to make, have made, use, offer to sell, sell, import, copy, distribute, modify, and otherwise practise and exploit such NonAngiotech Invention as part of Angiotech's product, process, service, equipment, or facilities (to the extent the Executive is legally entitled to grant such licence or rights to Angiotech).

13.10

Subject to paragraph 13.11, while the Executive is employed by Angiotech, the Executive will, immediately, fully disclose to Angiotech, in writing, all items, methods, technologies, inventions, and other works, of any nature, developed, conceived, or reduced to practice by the Executive, whether alone or with others, that constitute Work Product or that otherwise relate to the Business of Angiotech.

13.11

If the disclosure of any item, concept, method, process, technology, invention, development, or other work under paragraph 13.7 or 13.10 would violate any obligation of confidentiality that the Executive may owe to a third party, the Executive will, instead, immediately disclose to Angiotech (to the extent it does not violate that obligation of confidentiality) a description of such item, method, technology, invention, or other work, a list of all third parties to whom it belongs, and full and complete reasons why full disclosure is prohibited.

13.12

At the end of the Executive's employment, the Executive will immediately return to Angiotech all Work Product and all other property of Angiotech, including, without limitation, all medical devices, medical implants, and other products, all computers, telephones, personal digital assistants, and other equipment, and all Confidential Information, proprietary or licensed computer programs, customer lists, customer data, books, records, forms, specifications, formulas, data, data processes, designs, papers, and writings relating to the Business of Angiotech, and any copies thereof, in the Executive's possession or under the Executive's control. For greater certainty, the Executive will not retain any copies of any such property, and will immediately provide to Angiotech all passwords and other security devices required to enable access to such property, and any licences granted to the Executive for the use of any such property will be immediately revoked on the Last Day of Employment.

14.

CONFIDENTIALITY

14.1

In this Agreement:

"Confidential Information" means all information and materials of Angiotech, and its customers, clients, vendors, consultants, and other parties with which Angiotech does business that is not generally known by or freely available to the public, including, without limitation, information pertaining to biological materials and their progeny and derivatives, drug formulations, pre-clinical and clinical trials (abandoned or undertaken), work product, inventions, discoveries, concepts, ideas, know-how, plans, strategies, developments, technologies, computer programs, formulas, algorithms, compilations, data, devices, designs, prototypes, drawings, diagrams, schematics, practices, processes, methods, products, procedures, manuals, techniques, customer and supplier lists and data, price lists, policies, records, forms, specifications, trade secrets, research, laboratory notes, analysis, reports, studies, budgets, projections, bids, costs, financial reports and information, financing materials, training programs, sales and marketing programs, plans and strategies, regulatory filings, and correspondence, whether or not expressed in tangible form, and in any format:

(a)

relating to the Business of Angiotech; or

(b)

otherwise relating to Angiotech's past, present, or future businesses, properties, research, products, or services.

14.2

Unless the Executive can demonstrate that information or materials in issue (including Work Product) is generally known by or freely available to the public through no fault of the Executive or any person with whom the Executive is, directly or indirectly, affiliated or related, then the information or material will be presumed and deemed to be Confidential Information.

14.3

Unless and until any Confidential Information ceases to be confidential under paragraph 14.2, the Executive will forever:

(a)

keep private and maintain in strict confidence such Confidential Information; and

(b)

not, directly or indirectly, intentionally or knowingly use, disseminate, disclose, lecture on, publish, duplicate, or summarize the Confidential Information, in whole or in part, except to the extent:

(i)

required by law or legal process, but subject to paragraph 14.5;

(ii)

reasonably necessary for the purpose of any litigation, arbitration, or mediation between the Executive and Angiotech concerning this Agreement (provided that the Executive will take all lawful steps to ensure that any disclosure for such purpose is subject to a protective order of confidentiality);

(iii)

required to enable the Executive to discharge the Executive's duties and responsibilities under this Agreement; or

(iv)

that Angiotech first consents in writing, and the Executive complies with all terms and conditions imposed by Angiotech in the consent.

14.4

The Executive will forever observe the terms of all agreements regarding confidentiality between Angiotech and others, except to the extent:

(a)

required by law or legal process, but subject to paragraph 14.5; or

(b)

that Angiotech first consents in writing, and the Executive complies with all terms and conditions imposed by Angiotech in the consent.

14.5

Subject to paragraph 14.6, if the Executive reasonably believes that the Executive is required by law or legal process to disclose anything otherwise prohibited under paragraphs 14.3 and 14.4:

(a)

the Executive will notify Angiotech in writing, as soon as it is practicable to do so, of all material particulars of the situation;

(b)

if, after notifying Angiotech under subparagraph (a), Angiotech notifies the Executive that it does not agree that disclosure is required by law or legal process, the Executive will not make any disclosure after being so notified by Angiotech unless an arbitrator or arbitrators under Part 22 or a Court of competent jurisdiction orders otherwise; and

(c)

in any event, the Executive will take all lawful steps to ensure that any disclosure required by law or legal process is subject to a protective order of confidentiality.

14.6

Paragraph 14.5 does not apply to the Executive's responses to questions asked in cross-examination in any Court, regulatory, administrative, or arbitration proceeding, or in any other proceeding in which the Executive is required by law or legal process to respond to questions asked in such cross-examination.

14.7

Nothing in this Agreement limits or supersedes any other right or remedy that Angiotech may have, under applicable law, with respect to the protection of Confidential Information.

15.

TERMINATION

15.1

In this Agreement:

(a)

"Cause" means the occurrence of any one or more of the following:

(i)

willful and material failure by the Executive to substantially perform the Executive's duties or responsibilities under this Agreement, after Angiotech has given a demand to the Executive identifying how the Executive has failed to perform such duties or responsibilities;

(ii)

willful misconduct by the Executive causing material financial, reputational, or other harm to Angiotech;

(iii)

the conviction of the Executive for, or a plea by the Executive of guilty or no contest to, any felony; or

(iv)

a willful and material breach by the Executive of this Agreement, Angiotech's Code of Ethics for its Chief Financial Officer, or any of Angiotech's other material written policies or procedures;

(b)

"Change of Control" means the occurrence of any one or more of the following:

(i)

a change in the composition of the Angiotech Canada Board as a result of which fewer than one-half of the incumbent directors are individuals who were directors 12 months before the change; but excluding any such change in the composition of the Angiotech Canada Board made with the approval of the Angiotech Canada Board as it was constituted immediately before the change;

(ii)

the acquisition or aggregation by any person, entity, or group of persons or entities acting jointly or in concert ("Acquiror") of beneficial ownership or control of Voting Securities (including, without limitation, the power to vote or direct the voting thereof), as a result of which the Acquiror and/or associates and/or affiliates of the Acquiror become entitled to cast or direct the casting of 50% or more of the votes attached to all of the outstanding Voting Securities which may be cast to elect directors (regardless of whether a meeting has been called to elect directors); but excluding a change in the relative beneficial ownership of the Acquiror in Voting Securities resulting solely from a reduction in the aggregate number of the outstanding Voting Securities, unless and until the Acquiror increases, in any manner, directly or indirectly, the Acquiror's beneficial ownership or control of Voting Securities (after which the Acquiror and/or associates and/or affiliates of the Acquiror are entitled to cast or direct the casting of 50% or more of the votes attached to all of the outstanding Voting Securities which may be cast to elect directors);

(iii)

the disposition of all or substantially all of the assets or business of Angiotech US or Angiotech Canada pursuant to a merger, consolidation, or other transaction, unless the common shares of the entity or entities that succeed to the business of Angiotech, and any other shares entitled to vote for the election of directors of such entity or entities, are beneficially owned or controlled by persons, entities, or groups of persons or entities acting jointly or in concert who held beneficial ownership or control of Voting Securities immediately before such merger, consolidation, or other transaction, in substantially the same proportion as they owned such Voting Securities;

(iv)

the adoption of a resolution to wind-up, dissolve, or liquidate Angiotech US or Angiotech Canada; or

(v)

a consolidation, merger, amalgamation, arrangement, or other reorganization or acquisition of Angiotech US or Angiotech Canada, as a result of which the holders of Voting Securities immediately before the completion of such transaction hold less than 50% of the outstanding common shares and other shares entitled to vote for the election of directors of the successor corporation after completion of the transaction;

(c)

"Good Reason" means the occurrence of any one or more of the following without the Executive's written consent:

(i)

a material reduction in the Executive's title, office, authority, or duties or responsibilities of employment;

(ii)

one or more reductions in the Executive's Base Salary, or in the Executive's target bonus opportunity under the Bonus Plan, in the cumulative amount of 5% or more within a 12 month period, or a material reduction in the Executive's benefits or perquisites, if such reductions:

(A)

are not made in conjunction with similar reductions for comparably situated executive employees of Angiotech, or

(B)

are made in conjunction with similar reductions for comparably situated executive employees of Angiotech at the time of, or within 24 months after, a Change of Control;

(iii)

a change in the Executive's principal place of employment by a distance of 50 miles or more, unless the new principal place of employment is within 50 miles of the Executive's then current residence;

(iv)

a material breach by Angiotech of a material term of this Agreement; or

(v)

an Unapproved Change of Control;

but does not include the Executive being placed on paid leave for up to 30 days pending the determination by Angiotech of whether there is or may be a basis to terminate the Executive's employment for Cause;

(d)

"Last Day of Employment" means:

(i)

immediately on receipt of the Notice of Termination if the Executive's employment is terminated by Angiotech for Cause;

(ii)

the effective date of the Notice of Termination if the Executive's employment is terminated by the Executive without Good Reason; or

(iii)

immediately on receipt of the Notice of Termination if the Executive's employment is terminated by Angiotech for any reason other than for Cause, or is terminated by the Executive for Good Reason;

or such later date as may otherwise be agreed between Angiotech and the Executive;

(e)

"Notice of Termination" means a written notice of termination of the Executive's employment with Angiotech;

(f)

"Unapproved Change of Control" means a Change of Control that:

(i)

is recommended against to the Angiotech Canada Board by Angiotech's Chief Executive Officer in office immediately before the Change of Control; or

(ii)

is not approved, supported, or recommended by the Angiotech Canada Board as it was constituted immediately before the Change of Control;

(g)

"Voting Securities" means common shares of Angiotech Canada and any other shares entitled to vote for the election of directors of Angiotech Canada.

15.2

Angiotech may terminate the Executive's employment at any time by giving a Notice of Termination to the Executive.

15.3

The Executive may terminate the Executive's employment for Good Reason if Angiotech fails to cure the circumstances which gave the Executive Good Reason within 20 days of the Executive giving Angiotech written notice identifying those circumstances (provided that such notice must be given within 90 days after the Executive knows, or should have known, of those circumstances), by the Executive giving a Notice of Termination to Angiotech after the expiration of that 20-day period. Except in accordance with this paragraph, the Executive may not otherwise terminate the Executive's employment for Good Reason.

15.4

The Executive may terminate the Executive's employment at any time without Good Reason by giving a Notice of Termination to Angiotech, providing Angiotech with 30 days' notice of the termination of the Executive's employment, which Angiotech may waive in whole or in part.

15.5

If the Executive's employment is terminated by the Executive without Good Reason, Angiotech will:

(a)

pay any unpaid Base Salary earned by the Executive up to the Last Day of Employment, and, if Angiotech has waived the notice period or any part of it under paragraph 15.4, the equivalent Base Salary the Executive would otherwise have earned during the notice period;

(b)

pay the balance of any outstanding payments under the Bonus Plan that are or were payable to the Executive on or before the Last Day of Employment; and

(c)

make any payments due under paragraph 9.3(b) or 11.1(a);

and Angiotech will have no further obligation to the Executive under this Agreement, except as provided in paragraph 8.3. In particular, the Executive will be deemed not to have earned any payment under the Bonus Plan either in regard to the fiscal year in which the termination of employment occurs, or in regard to any previous fiscal year, to the extent such payment has not become payable to the Executive as of the Last Day of Employment.

15.6

If the Executive's employment is terminated by Angiotech for Cause, Angiotech will:

(a)

pay any unpaid Base Salary earned by the Executive up to the Last Day of Employment;

(b)

pay the balance of any outstanding payments under the Bonus Plan that are or were payable to the Executive on or before the Last Day of Employment; and

(c)

make any payments due under paragraph 9.3(b) or 11.1(a);

and Angiotech will have no further obligation to the Executive under this Agreement, except as provided in paragraph 8.3. In particular, the Executive will be deemed not to have earned any payment under the Bonus Plan either in regard to the fiscal year in which the termination of employment occurs, or in regard to any previous fiscal year, to the extent such payment has not become payable to the Executive as of the Last Day of Employment.

15.7

If the Executive's employment is terminated by Angiotech for any reason other than for Cause or is terminated by the Executive for Good Reason, and paragraph 15.8 does not apply, Angiotech will:

(a)

pay any unpaid Base Salary earned by the Executive up to the Last Day of Employment;

(b)

pay a lump sum amount as severance compensation, equivalent to the total of:

(i)

12 months of Base Salary, and

(ii)

an additional two months of Base Salary for each full year of employment completed by the Executive,

up to a combined maximum of 24 months of Base Salary;

(c)

pay a further lump sum amount as compensation for loss of any benefits made available to the Executive or the Executive's immediate family, including any benefit coverage under any health, dental, life insurance, disability, or other insurance or employee benefits plan, any contributions to the Executive's 401(k) plan or other retirement plan, and any other perquisites of employment, including any automobile allowance, automobile lease, financial or tax planning services, memberships, or otherwise, in the total amount of:

(i)

$24,000, plus

(ii)

an additional $2,000 for each full year of employment completed by the Executive,

up to a combined maximum of $48,000;

(d)

pay the balance of any payments which may be due to the Executive under the Bonus Plan, including, if applicable, a prorated payment under the Bonus Plan earned in respect of the fiscal year in which the Executive's employment is terminated, as and when determined by the Board; and

(e)

make any payments due under paragraph 9.3(b) or 11.1(a).

15.8

If, at the time of, or within 24 months after, a Change of Control, the Executive's employment is terminated by Angiotech for any reason other than for Cause or is terminated by the Executive for Good Reason, Angiotech will:

(a)

pay any unpaid Base Salary earned by the Executive up to the Last Day of Employment;

(b)

pay a lump sum amount as severance compensation, equivalent to the total of:

(i)

24 months of Base Salary, and

(ii)

an additional two months of Base Salary for each full year of employment completed by the Executive,

up to a combined maximum of 36 months of Base Salary;

(c)

pay a further lump sum amount as compensation for loss of any benefits made available to the Executive or the Executive's immediate family, including any benefit coverage under any health, dental, life insurance, disability, or other insurance or employee benefits plan, any contributions to the Executive's 401(k) plan or other retirement plan, and any other perquisites of employment, including any automobile allowance, automobile lease, financial or tax planning services, memberships, or otherwise, in the total amount of:

(i)

$48,000, plus

(ii)

an additional $2,000 for each full year of employment completed by the Executive,

up to a combined maximum of $72,000;

(d)

pay the balance of any payments which may be due to the Executive under the Bonus Plan, including, if applicable, a prorated payment under the Bonus Plan earned in respect of the fiscal year in which the Executive's employment is terminated, as and when determined by the Board;

(e)

pay a further lump sum amount, equal to two times the greater of:

(i)

the average of the payments made to the Executive under the Bonus Plan in each of the two immediately preceding fiscal years, and

(ii)

the amount of the Executive's target bonus opportunity under the Bonus Plan for the fiscal year in which the Executive's employment is terminated;

(f)

if the Executive holds any stock options, securities, grants, or awards under any stock option agreement, plan, or program, or other equity-based incentive plan or program, of Angiotech Canada, which are not vested as of the Last Day of Employment in accordance with the provisions of the applicable agreement, plan, or program referred to in paragraph 8.1 (and if vesting does not accelerate under those provisions), pay a further lump sum amount equivalent to the amount the Executive would have received if the Executive had been able to exercise those stock options, securities, grants, or awards under the applicable agreement, plan, or program, and sell the shares or underlying securities resulting from their exercise at a price equal to the closing price of such shares or underlying securities on the Toronto Stock Exchange or NASDAQ as of the Last Day of Employment;

(g)

make any payments due to the Executive under paragraph 9.3(b) or 11.1(a); and

(h)

in the case of a Change of Control that is not an Unapproved Change of Control, if any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit, or distribution) made by Angiotech under this Agreement or otherwise to or for the benefit of the Executive is subject to excise tax under Section 4999 of the Code (referred to in this paragraph 15.8(h) as the "Excise Tax"), and the reduction of the amounts payable to the Executive under this Agreement to the maximum amount that could be paid to the Executive without triggering the Excise Tax ("Safe Harbor Cap") would provide the Executive with a greater after tax amount than if such amounts were not reduced, then the amounts payable to the Executive under this Agreement will be reduced to the Safe Harbor Cap (but not below zero), provided that:

(i)

the reduction of the amounts payable hereunder, if applicable, will be made by reducing the payments under paragraph 15.8(b); and

(ii)

if the reduction of the amounts payable would not result in a more beneficial after tax consequence to the Executive, no amounts payable under this Agreement will be reduced; and

(i)

in the case of a Change of Control that is an Unapproved Change of Control, if any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit, or distribution) made by Angiotech under this Agreement or otherwise to or for the benefit of the Executive (but without regard to any additional payments required under this paragraph 15.8(i)), is subject to excise tax under Section 4999 of the Code, or if any interest or penalties are incurred by the Executive with regard to such excise tax (such excise tax, together with any such interest and penalties, being collectively referred to in this paragraph 15.8(i) as the "Excise Tax"), Angiotech will pay the Executive an additional payment ("Excise Tax Gross-Up Payment") such that after payment by the Executive of all taxes (including any Excise Tax) imposed on the Excise Tax Gross-Up Payment, the Excise Tax Gross-Up Payment will be the sum of:

(i)

the Excise Tax, and

(ii)

the product of any deductions disallowed because of the inclusion of the Excise Tax Gross-Up Payment in the Executive's adjusted gross income and the highest applicable marginal rate of federal income taxation for the calendar year in which the Excise Tax Gross-Up Payment is made.

15.9

If Angiotech Canada's shares cease to be listed on the Toronto Stock Exchange or NASDAQ, the reference to the Toronto Stock Exchange or NASDAQ in paragraph 15.8(f) will be deemed to be replaced with a reference to the stock exchange or quotation and trade reporting system, if any, on which the greatest trading volume in Angiotech Canada's common shares occurs.

15.10

Before any payments are made to the Executive under

(a)

paragraph 15.7(b) or (c), or

(b)

paragraph 15.8(b), (c), (e), (f) or (i)

the Executive will execute and deliver to Angiotech a release in the form attached as Appendix B or in a similar form prepared by Angiotech, and any applicable period to revoke such release will have expired. If the Executive fails to execute and deliver the release, or if the Executive revokes the release within any applicable revocation period, Angiotech will have no obligation to make any payments under paragraph 15.7(b) or (c) or paragraph 15.8(b), (c), (e), (f) or (i).

15.11

Angiotech's obligation to make any payments under

(a)

paragraph 15.7(b) to (d), or

(b)

paragraph 15.8(b) to (f) and (i)

is conditional on the Executive's ongoing compliance with all applicable post-employment obligations of the Executive under this Agreement, including, without limitation, the Executive's obligations under Parts 12, 13, and 14.

15.12

The Executive will not be required to seek other employment to be eligible to receive any payments payable under this Agreement after termination of the Executive's employment, and no amount will be set-off against any such payments on account of any remuneration or benefit that the Executive may receive as a result of any other employment the Executive may obtain.

15.13

If the Executive dies,

(a)

the Executive's estate will be entitled to receive:

(i)

any unpaid Base Salary earned up to the date of the Executive's death;

(ii)

the balance of any payments which may be due to the Executive under the Bonus Plan as of the date of the Executive's death, including a prorated payment under the Bonus Plan earned in respect of the fiscal year in which the Executive's death occurs, if applicable, as and when determined by the Board; and

(iii)

any amounts due to the Executive under paragraph 9.3(b) or 11.1(a) as of the date of the Executive's death;

(b)

any outstanding stock options or other grants or awards held by the Executive, as of the date of the Executive's death, under any stock option agreement, plan, or program, or other equity-based incentive plan or program, will continue to be governed by the provisions of the applicable agreement, plan, or program; and

(c)

Angiotech will have no other or further obligation to the Executive or the Executive's estate.

15.14

If, through no fault of the Executive, the Executive ceases to be legally eligible to work in Canada:

(a)

the Executive will cooperate with Angiotech and use best efforts to attempt to restore the Executive's eligibility to work in Canada; and

(b)

if, after taking the steps under subparagraph (a), the Executive and Angiotech are unable to restore the Executive's eligibility to work in Canada, the Executive will be entitled to receive payments under paragraph 15.7 as if the Executive's employment had been terminated by Angiotech without Cause, and the Last Day of Employment will be deemed to be the date on which the Executive ceased to be eligible to work in Canada.

15.15

The provisions of this Part 15 are fair and reasonable and constitute Angiotech's only obligation to provide notice of termination, severance pay, compensation under employment standards legislation, and related compensation upon the termination of the Executive's employment without Cause, including, without limitation, damages in lieu of reasonable notice of termination, loss of opportunity to exercise or acquire stock options, securities, grants, or awards under any stock option agreement, plan, or program, or other equity-based incentive plan or program, damage or injury to reputation, damages for bad faith or otherwise pertaining to the manner of dismissal, psychological damage or injury, loss of opportunity to receive payments under the Bonus Plan or any other incentive compensation, lost insurance benefits, negligence or other tort claims, or otherwise. In particular, Angiotech will have no greater contractual obligation than specified in this Part 15 if, after the Last Day of Employment, the Executive becomes sick, ill, disabled, or otherwise unable to work, or dies.

16.

ENFORCEMENT

16.1

The restrictions in Parts 12, 13, and 14 are necessary for the protection of Angiotech's interests and the Business of Angiotech, and are reasonable and valid.

16.2

In addition to any and all other rights and remedies available to Angiotech, an injunction may be the only effective and meaningful remedy for any breach of the Executive's obligations under Parts 12, 13, and 14, and Angiotech may suffer irreparable harm and injury in the event of any such breach. Accordingly, Angiotech may, without having to prove actual or potential damages, loss, injury, or harm, apply for and obtain injunctive relief from any Court of competent jurisdiction, including, without limitation, an interim, interlocutory, or permanent injunction, to enforce any of these provisions upon their breach or threatened breach.

17.

SECTION 409A OF INTERNAL REVENUE CODE

17.1

Subject to paragraph 17.2, if, on the Executive's Last Day of Employment, the Executive is a "specified employee" as defined in Section 409A of the Code, no payment or benefit will be provided under this Agreement until the earlier of:

(a)

six months after the Last Day of Employment; or

(b)

the date of the Executive's death.

17.2

Paragraph 17.1 will apply:

(a)

only to the extent required to avoid causing the Executive to incur any additional income tax or interest under Section 409A of the Code or any regulation or US Treasury Department guidelines promulgated thereunder; and

(b)

despite any other provision of this Agreement.

17.3

If any provision of this Agreement (or any award of compensation hereunder) would cause the Executive to incur any additional income tax or interest under Section 409A of the Code or any regulation or US Treasury Department guidelines promulgated thereunder:

(a)

Angiotech will propose any changes to this Agreement that Angiotech may determine to be necessary to avoid causing the Executive to incur such additional income tax or interest, provided that any such changes will give effect, to the extent practicable, to the intent of the provisions of this Agreement without violating the provisions of Section 409A of the Code; and

(b)

the Executive's agreement to any such changes proposed by Angiotech will not be unreasonably withheld.

18.

EXECUTIVE'S REPRESENTATIONS

18.1

In this Agreement:

"Previous Employer" means any previous employer of the Executive, or any entity for which the Executive has worked or to which the Executive has provided services.

18.2

The Executive represents and warrants that:

(a)

the Executive is legally eligible to work both in the United States and in Canada;

(b)

the Executive has no obligation to assign any rights, title, or interest in or to any Work Product or Intellectual Property to any third party that conflicts or is inconsistent with the Executive's obligations under this Agreement;

(c)

the Executive has no other employment, work, consultancy, engagements, undertakings, or other relationship that could restrict or impair the performance of the Executive's duties and responsibilities under this Agreement;

(d)

the Executive has complied and is in compliance with any enforceable covenants in any agreement with any Previous Employer;

(e)

the Executive has kept confidential and not disclosed or made available to Angiotech any confidential information of any Previous Employer;

(f)

upon ending the Executive's employment with, or ceasing to work for or provide services to, any Previous Employer, the Executive did not take or remove anything proprietary to that Previous Employer;

(g)

the Executive is not aware of any outstanding or potential claims or demands which have been or may be brought against the Executive in relation to the Executive's employment or other work for, or services provided to, any Previous Employer;

(h)

all items, methods, technology, inventions, and other works of any nature developed or provided by the Executive to Angiotech:

(i)

are or will be original to the Executive, except to the extent otherwise disclosed to Angiotech, and

(ii)

do not, and will not when used or exploited by Angiotech or its contractors or customers, infringe any rights of the Executive or any third party;

(i)

all Non-Angiotech Inventions as of the date of this Agreement are fully disclosed in Appendix C, except as provided in paragraph 13.8, and all information disclosed in Appendix C is true and correct; and

(j)

the execution, delivery, and performance of this Agreement does not and will not otherwise conflict with or result in the violation or breach of any order, judgment, injunction, contract, agreement, commitment, or other arrangement to which the Executive is a party or by which the Executive is bound.

18.3

The Executive:

(a)

agrees that Angiotech has entered into this Agreement relying on the representations and warranties in paragraph 18.2; and

(b)

will indemnify and save harmless Angiotech from and against any and all claims, causes of action, damages, losses, costs, and expenses, including reasonable legal fees, taxes, and disbursements, arising from the incorrectness of, or any breach of, any representation or warranty in paragraph 18.2.

18.4

The Executive:

(a)

will continue to comply with any enforceable covenants in any agreement with any Previous Employer; and

(b)

will continue to maintain in confidence any confidential information of any Previous Employer, and will not disclose or make available to Angiotech any such confidential information of a Previous Employer.

19.

GOVERNING LAW AND FORUM

19.1

This Agreement is deemed to be made in the State of Washington, and will be governed by and construed and interpreted in accordance with the laws of the State of Washington.

19.2

Subject to Part 22, if Angiotech commences a proceeding in the Courts of the State of Washington to interpret or enforce any term of this Agreement or to resolve any dispute under it, the Executive will irrevocably attorn to the jurisdiction of the Courts of the State of Washington in connection therewith, and the Courts of the State of Washington will have exclusive jurisdiction in connection therewith.

20.

NOTICES

20.1

All notices and other communications required or permitted to be given under this Agreement will be in writing, and will be delivered or sent by registered mail to the party entitled to receive them, as follows:

(a)

KENNETH THOMAS BAILEY

_____________________________

_____________________________

with a copy to:

Thompson Wigdor & Gilly LLP

Attention: Andrew S. Goodstadt, Esq.

350 Fifth Avenue, Suite 5720

New York, NY 10118

(b)

ANGIOTECH PHARMACEUTICALS (US), INC.

P.O. Box 2840

101 W. North Bend Way, Suite 201

North Bend, WA 9804.5

Attention:

David D. McMasters,

General Counsel and Senior Vice President, Legal

20.2

Either party may notify the other in writing of a change of address to which notices will thereafter be given.

21.

SEVERABILITY AND WAIVER

21.1

Each provision of this Agreement is a separate obligation and is severable from all other such obligations, and if any of them is held by an arbitrator or arbitrators under Part 22 or by a Court to be invalid or unenforceable, this Agreement will be construed by limiting, restricting, or reducing the application or scope of the applicable provision or provisions, to the extent necessary to comply with applicable law then in effect.

21.2

In this Agreement:

(a)

a waiver of any provision of this Agreement will not be binding unless in writing and signed by both parties;

(b)

a failure to exercise or a delay in exercising any right or remedy under this Agreement will not be deemed to be a waiver of that right or remedy; and

(c)

a waiver or excuse by either party of any default or breach by the other party of any provision of this Agreement will not waive that party's rights in respect of any continuing or subsequent default or breach, or affect the rights of that party in respect of any such continuing or subsequent default or breach.

22.

DISPUTE RESOLUTION

22.1

Before initiating any legal proceedings, the parties will attempt to resolve all disputes concerning the interpretation, application, or enforcement of any term of this Agreement, any alleged breach of or non-compliance with this Agreement, or otherwise arising out of or in connection with this Agreement or any aspect of the Executive's employment with Angiotech or the termination of that employment (collectively, an "Employment Matter"), by mediated negotiation, and will use their best efforts to agree on a mediator and to resolve any Employment Matter by mediation.

22.2

If an Employment Matter cannot be resolved by mediation within 15 days after one of the parties notifies the other of an intention to mediate such matter, or if the parties are unable to agree on a mediator within 10 days of such notice, either party may give notice to the other party of its intention to refer such matter to binding arbitration.

22.3

An Employment Matter that is referred to binding arbitration under paragraph 22.2 will be finally resolved by arbitration in Seattle, Washington, administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules then in effect, subject to the following:

(a)

the arbitration will be conducted by:

(i)

a single arbitrator, or

(ii)

if the Employment Matter involves a claim for damages or other compensation exceeding $1 million, a panel of three arbitrators;

(b)

the arbitrator(s) will be selected as follows:

(i)

the party that gives notice under paragraph 22.2 of its intention to refer the Employment Matter to binding arbitration ("Initiating Party") will ask the AAA to provide a list of seven arbitrators who are knowledgeable and experienced in handling employment law matters; and

(ii)

the parties (beginning with the Initiating Party) will take turns striking one name from that list, until only one or three names remain, as the case may be;

(c)

the decision of the arbitrator(s) will not be a compromise, but will be the adoption of the submission made by either party;

(d)

the arbitrator(s) will treat as confidential all evidence and other information presented;

(e)

the arbitrator(s) will have no authority or jurisdiction to award punitive or aggravated damages, or damages for any intangible loss or injury, including damage or injury to reputation, damages for bad faith or otherwise pertaining to the manner of dismissal, or psychological damage or injury (and the Executive and Angiotech will not request any such award);

(f)

the Optional Rules for Emergency Measures of Protection will apply to the arbitration;

(g)

the arbitrator(s) will have no authority or jurisdiction to change the terms of this Agreement except as provided in paragraphs 12.7 and 21.1 (and the Executive and Angiotech will not request any such change);

(h)

a decision must be rendered within 30 days of the parties' closing statements or submission of post-hearing briefs; and

(i)

Angiotech will pay the fees and costs of the arbitrator(s), and the fees of any Court reporter or other service provider engaged to record the arbitration proceedings.

22.4

The Executive or Angiotech may bring an action or special proceeding in a state or federal court of competent jurisdiction sitting in Seattle, Washington, to enforce any arbitration award under paragraph 22.3.

23.

INDEPENDENT LEGAL ADVICE

23.1

Angiotech's attorneys prepared this Agreement. The Executive was asked to obtain independent legal advice before signing this Agreement, and represents by signing it that such

24.

ENUREMENT AND ASSIGNMENT

24.1

This Agreement will enure to the benefit of and be binding on the parties and their respective heirs, executors, administrators, successors, and permitted assigns.

24.2

The Executive will not assign this Agreement without Angiotech's prior written consent.

25.

INTERPRETATION

25.1

In this Agreement:

(a)

"Angiotech" means Angiotech US, and includes, as the context may require, Angiotech Canada and the other affiliates, subsidiaries, associated companies, successors, and assigns of Angiotech US and Angiotech Canada;

(b)

"Angiotech Canada" means Angiotech Pharmaceuticals, Inc., a corporation incorporated under the laws of British Columbia;

(c)

"Angiotech Canada Board" means the Board of Directors of Angiotech Canada;

(d)

"Board" means the Board of Directors of Angiotech US;

(e)

"Code" means United States Internal Revenue Code of 1986, as amended;

(f)

"day" means calendar day, unless otherwise specified;

(g)

"IRS" means Internal Revenue Service.

25.2

All monetary amounts expressed in this Agreement are in United States currency, unless otherwise specified.

25.3

Any reference in this Agreement to an enactment will be deemed to be a reference to such enactment as it may be amended or replaced from time to time, and any reference to a particular provision of an enactment will include a reference to an equivalent provision, if the enactment is amended or replaced.

25.4

Any rule of interpretation that any ambiguity is to be resolved against the drafting party is not applicable to this Agreement.

26.

ENTIRE AGREEMENT

26.1

This document, including the Appendices hereto, contains the entire agreement between the parties with respect to the Executive's employment, and cancels and supersedes all prior agreements and discussions between them relating to the Executive's employment.

26.2

Except as provided in this Agreement, no amendment or variation of the terms of this Agreement will be effective or binding unless in writing and signed by both parties.

TO EVIDENCE THEIR AGREEMENT the parties have executed this Agreement on the dates appearing below.

SIGNED, SEALED AND DELIVERED by	)
KENNETH THOMAS BAILEY in the	)
presence of:	)
)
/s/ Rui Avelar	)	/s/ Kenneth Thomas Bailey
(Signature of Witness))		KENNETH THOMAS BAILEY
)
Rui Avelar	)
(Print Name of Witness))
)
1989 King Edward, Vancouver, BC	)
(Address of Witness))
)
Chief Medical Officer	)
(Occupation of Witness))
)
August 8, 2007)
(Date))

ANGIOTECH PHARMACEUTICALS (US), INC.

By:  /s/ William L.Hunter

______________________________________________

Authorized Signatory

Date:  August 8, 2007

APPENDIX A

CODE OF ETHICS FOR THE CHIEF FINANCIAL OFFICER

The chief financial officer of Angiotech is expected to abide by the highest standards of ethical conduct and to act honestly and in good faith with a view to the best interests of Angiotech and its shareholders In so doing, as the chief financial officer, I acknowledge I am expected specifically to:

1.

Maintain integrity and credibility in my personal and professional life by carrying out the duties of the chief financial officer in accordance with the highest legal and ethical standards.

2.

Avoid in my personal and professional life the appearance of impropriety in the conduct of the duties of the chief financial officer

3.

Represent myself in my personal and professional life in a reputable and dignified manner that reflects the standard of ethical conduct required by Angiotech.

4..

Avoid in my personal and professional life any relationships that might affect, or be perceived to potentially affect, my ethical conduct in the course of carrying out the duties of the chief financial officer (including a relationship that may create, or create the appearance of, a conflict of interest).

5.

Not use confidential information acquired in the course of the duties of the chief financial officer either for my personal advantage or for the advantage of others

6.

Honour my obligation to serve the best interests of Angiotech and its shareholders by exercising the care, diligence and skill necessary to conduct its affairs appropriately.

7

Recognize that the integrity of the capital markets is based on consistently honest and just actions by its participants, the conformity to market regulation, and the transparency of credible financial and non-financial corporate information, and will to the best of my ability work to ensure that Angiotech acts in such a manner consistent with such principles.

8.

Take such action as is appropriate to confirm that Angiotech provides full, fair, accurate, timely, and understandable disclosure in reports and documents that it files with or submits to public regulatory bodies, and that Angiotech complies with applicable governmental laws, rules and r egulations .

9.

Maintain the confidentiality of information acquired in the course of carrying out the duties of the chief financial officer.

10.

Report promptly to the Independent Chairman of the Board of Directors of Angiotech if I become aware of fraudulent or illegal acts within Angiotech or a breach of this or any other Code of Ethics by any director or officer of Angiotech, including my own acts..

11.

Provide the leadership, supervision and support for the employees, collaborators and other agents of Angiotech to uphold the principles articulated in this Code of Ethics

I recognize that I will be deemed to have breached this Code of Ethics if I am sanctioned by a regulatory authority or judicial body for violating laws or regulations affecting the performance of my duties as the chief financial officer or by a finding of the Board of Directors of Angiotech. I am aware that I shall be deemed to have breached this Code of Ethics if I knew that a breach of any Code of Ethics approved by the Board of Directors of Angiotech for its directors, officers or employees was likely to occur and I failed to take appropriate steps to prevent such an act from occurring. If I am found breaching this Code of Ethics I acknowledge I may, in addition to any regulatory or judicial sanction, receive sanctions from the Company, including possible suspension or termination of employment.

APPENDIX B

Form of Release

FULL AND FINAL RELEASE

AND PROMISE NOT TO INITIATE LEGAL ACTION

Please confirm by returning to ♦ the enclosed copy of this agreement, signed in the place shown, indicating that you have voluntarily decided to accept and agree to its terms

I, Kenneth Thomas Bailey, in consideration of the gross sum of $♦ and other consideration of ♦ (less required statutory deductions and withholdings) (collectively, the "Consideration"), the receipt and sufficiency of which is hereby acknowledged, voluntarily agree:

1.

Subject to paragraph 2, not to initiate any type of legal or regulatory action, and to release and forever discharge Angiotech Pharmaceuticals (US), Inc., Angiotech Pharmaceuticals, Inc., and their affiliates, subsidiaries, successors, and assigns (collectively, "Angiotech"), and their present and former officers, directors, employees, shareholders, partners, agents, and otherwise, as the case may be (collectively, the "Releasees"), of and from any and all causes of action, suits, contracts, complaints, claims, damages, costs, and expenses of any nature or kind whatsoever, known or unknown (collectively, "Claims"), which as against Angiotech or any of the other Releasees, and any of them, I have ever had, now have, or at any time hereafter I and my personal representatives can, shall or may have, arising out of any cause, matter or thing arising out of or relating to my employment relationship, or the termination of that relationship, including, without limiting the generality of the foregoing:

(a)

Claims arising directly or indirectly out of my hiring or the termination of my employment with Angiotech, or in any other way relating directly or indirectly to my employment with Angiotech;

(b)

Claims relating directly or indirectly to the loss of disability insurance, life insurance, share options, bonuses, incentive compensation, shares, equity-based compensation or incentives, pension, contributions to my 401(k) plan or other retirement plan, and any other form of compensation, benefit, or perquisite of my employment with Angiotech;

(c)

Claims for disability or sickness, or for insurance benefits relating directly orindirectly to such Claims; and

(d)

Claims arising under any federal, state, or local statute or decision, including without limitation, claims for wrongful or abusive discharge, for breach of contract, for misrepresentation, for breach of securities laws, or for discrimination based on race, color, ethnicity, sex, age, national origin, religion, disability, sexual orientation, or any other unlawful criterion or circumstance, including rights or claims under the U.S. Age Discrimination in Employment Act of 1967 and the Older Workers Benefit Protection Act (collectively, "ADEA").

2.

That nothing in this document will release Angiotech from a Claim to enforce:

(a)

any right I may have to receive the Consideration, or otherwise arising out of any right that I may have to enforce my employment agreement with Angiotech Pharmaceuticals (US), Inc., dated August 8, 2007, or the provisions of this document;

(b)

any right that I may have to indemnification for liabilities or costs incurred by reason of my being a director, officer, or employee of Angiotech, under:

(i)

my Indemnification Agreement with Angiotech Pharmaceuticals, Inc., dated August 8, 2007;

(ii)

the articles of Angiotech Pharmaceuticals, Inc., the articles of incorporation of Angiotech Pharmaceuticals (US), Inc., or the articles, articles of incorporation, or by-laws (or the equivalent) of any of their affiliates or subsidiaries, as applicable; or

(iii)

any applicable laws;

(c)

any right that I may have to contribution from Angiotech, as permitted by law, for any liabilities arising under any judgment or order entered against me as a result of any act or omission for which Angiotech and I are jointly liable; or

(d)

any other right that may arise after the date I sign this document (including any ADEA rights or claims that may arise after the date I sign this document).

3.

That I will not publicly disparage Angiotech, and Angiotech and its officers will not publicly disparage me, except when making any truthful statement:

(a)

for the purpose of responding publicly to any incorrect, disparaging, or derogatory public statement by the other party to the extent necessary to correct or refute such statement;

(b)

to the extent necessary for the purpose of pursuing or defending any legal or regulatory proceedings; or

(c)

as otherwise required by law or legal process.

4.

That neither the settlement nor anything contained herein is an admission of any liability by me, Angiotech, any of the other Releasees, or any of them

5.

That the payment and benefits described herein are in lieu of any and all other amounts to which I might or am now, or to which I and my personal representatives may become entitled, from Angiotech, and the Releasees in connection with my employment with Angiotech, or any of them, and, without limiting the generality of the foregoing, I hereby expressly waive any right or claim that I and my personal representatives may now or ever have or assert to payment for salary, bonuses, medical, dental, or hospitalization benefits, life insurance benefits, attorneys' fees, or any form of compensation whatsoever; provided that Angiotech will comply with any applicable obligations with respect to continuation coverage requirements under Section 4980B of the U.S. Internal Revenue Code of 1986, as amended (commonly referred to as "COBRA").

6.

That my signature below will also constitute confirmation that:

(a)

I have been given at least 21 days within which to consider this document and its meaning and consequences;

(b)

I have been advised before signing this release to consult, and have consulted (or have voluntarily decided not to consult), with an attorney of my choice; and

(c)

I have been advised that I may revoke this release at any time during the seven day period immediately following the date I sign this release.

7.

That the foregoing consideration is accepted voluntarily, for the purpose of making a full and final settlement of all Claims (except the Claims described in paragraph 2).

8.

That the terms of this document are intended to be contractual and not a mere recital.

9.

That this document will be governed by and construed and interpreted in accordance with the laws of the State of Washington.

10.

Any controversy, dispute or claim arising out of or relating to this Agreement shall be resolved in the same manner as set forth in Part 22 of the Executive Employment dated August 8,

11.

Angiotech agrees to continue to indemnify and hold me and my heirs and representatives harmless, to the maximum extent permitted by law or under the Indemnification Agreement dated August 8, 2007, and to provide me with coverage under its current directors' and officers' liability policy to the same extent as its other senior executives and former senior executives until such time as suits against me are no longer permitted by law.

SIGNED, SEALED AND DELIVERED by	)
KENNETH THOMAS BAILEY on	)
_____________, 20_____ in the	)
presence of:	)
)
)
Signature	)
)
	)	KENNETH THOMAS BAILEY
Print Name	)
)
)
Address	)
)
)
Occupation	)
)

* * PLEASE READ CAREFULLY BEFORE SIGNING * *

APPENDIX C

Non-Angiotech Inventions

♦

BETWEEN:

KENNETH THOMAS BAILEY

AND:

ANGIOTECH PHARMACEUTICALS (US), INC.

EXECUTIVE EMPLOYMENT AGREEMENT

Davis LLP
2800 Park Place
666 Burrard Street
Vancouver, BC V6C 2Z7

66216-00027	JKH/mef